    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1997

                                                    REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            EXCEL REALTY TRUST, INC.
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)
                            ------------------------

              MARYLAND                 16955 VIA DEL CAMPO, SUITE 110                33-0160389
   STATE OR OTHER JURISDICTION OF       SAN DIEGO, CALIFORNIA 92127               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)              (619) 485-9400                   IDENTIFICATION NO.)

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                RICHARD B. MUIR
                     EXECUTIVE VICE PRESIDENT AND SECRETARY
                         16955 VIA DEL CAMPO, SUITE 110
                          SAN DIEGO, CALIFORNIA 92127
                                 (619) 485-9400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                SCOTT N. WOLFE, ESQ.                              THOMAS R. SMITH, JR., ESQ.
                  LATHAM & WATKINS                                       BROWN & WOOD LLP
              701 B STREET, SUITE 2100                        ONE WORLD TRADE CENTER, 56TH FLOOR
             SAN DIEGO, CALIFORNIA 92101                           NEW YORK, NEW YORK 10048

                            ------------------------

    Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend of interest reinvestment plans. Check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] No. 33-59195.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
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
--------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED          PROPOSED
                                                                          MAXIMUM           MAXIMUM
                                                        AMOUNT           OFFERING          AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF                                   BEING           PRICE PER         OFFERING        REGISTRATION
SECURITIES TO BE REGISTERED(1)                       REGISTERED(2)        UNIT(3)         PRICE(2)(3)           FEE
--------------------------------------------------------------------------------------------------------------------------
Debt Securities(4)................................
Preferred Stock, par value $0.01 per share(5).....
Depositary Shares representing Preferred
  Stock(6)........................................    20,000,000            (8)           20,000,000         6,897(9)
Common Stock, par value $.01 per share(7).........
Common Stock Warrants.............................
Preferred Stock Warrants..........................
Depositary Share Warrants.........................
Debt Warrants.....................................
--------------------------------------------------------------------------------------------------------------------------
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

                                                        (Footnotes on next page)
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

(1) Offered Securities registered hereunder may be sold separately, together or as units with other Offered Securities registered hereunder.

(2) In U.S. dollars or the equivalent thereof at the time of sale for any Debt Security denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).

(3) Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for shares of Common Stock or Preferred Stock that are issued upon conversion of Debt Securities, Preferred Stock or Depositary Shares registered hereunder. The aggregate maximum public offering price of all Offered Securities issued pursuant to this Registration Statement will not exceed $20,000,000. Debt Securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $20,000,000

(4) Including Debt Securities issuable upon exercise of Warrants to purchase Debt Securities registered hereunder.

(5) Including such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities or upon exercise of Warrants to purchase Preferred Stock issued hereunder.

(6) To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock. Includes such indeterminate number of Depositary Shares as may be issued upon exercise of Warrants to purchase Depositary Shares.

(7) Including such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities, Preferred Stock or Depositary Shares registered hereunder or upon exercise of the Warrants to purchase Common Stock registered hereunder, as the case may be.

(8) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(9) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The information in the Registration Statement filed by Excel Realty Trust, Inc. with the Securities and Exchange Commission (File No. 33-59195) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 31, 1997.

                                          EXCEL REALTY TRUST, INC.

                                          By       /S/ GARY B. SABIN

                                            ------------------------------------
                                                       Gary B. Sabin
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                 TITLE                     DATE
---------------------------------------------   ------------------------------  -----------------

              /s/ GARY B. SABIN                  Chairman of the Board, Chief   January 31, 1997
---------------------------------------------       Executive Officer, and
                Gary B. Sabin                              Director

             /s/ RICHARD B. MUIR                  Executive Vice President,     January 31, 1997
---------------------------------------------       Secretary and Director
               Richard B. Muir

              /s/ DAVID A. LUND                    Chief Financial Officer      January 31, 1997
---------------------------------------------   (Principal Accounting Officer)
                David A. Lund

            /s/ BOYD A. LINDQUIST                          Director             January 31, 1997
---------------------------------------------
              Boyd A. Lindquist

           /s/ D. CHARLES MARSTON                          Director             January 31, 1997
---------------------------------------------
             D. Charles Marston

         /s/ ROBERT E. PARSONS, JR.                        Director             January 31, 1997
---------------------------------------------
           Robert E. Parsons, Jr.

            /s/ BRUCE A. STALLER                           Director             January 31, 1997
---------------------------------------------
              Bruce A. Staller

             /s/ JOHN H. WILMOT                            Director             January 31, 1997
---------------------------------------------
               John H. Wilmot

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
    EXHIBIT                                                                            NUMBERED
    NUMBER                                DESCRIPTION                                    PAGE
    ------   ----------------------------------------------------------------------  ------------
      5.1    Opinion of Latham & Watkins...........................................
      5.2    Opinion of Ballard Spahr Andrews & Ingersoll..........................
      8.1    Opinion of Latham & Watkins as to certain tax matters.................
     23.1    Consent of Coopers & Lybrand L.L.P. ..................................
     23.2    Consent of Squire & Co. ..............................................
     23.3    Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.2 hereto)...............................................................
     23.4    Consent of Latham & Watkins (included in Exhibits 5.1 and 8.1 hereto)...............................................................